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                                                                  Exhibit 4.4
                             STOCK OPTION AGREEMENT


      AGREEMENT, dated as of September 15, 1996, between UNITED RESTAURANTS, INC., a Delaware corporation (the "Company"), and JOE PANTOLIANO (the "Optionee").

                              W I T N E S S E T H:

      WHEREAS, the Optionee acts as a consultant for the Company and is considered by the Board of Directors of the Company as a substantial contributor to the development of the Company's business during its early stages and for the future; and

      WHEREAS, the Company desires to provide the Optionee with incentive to remain a consultant for the Company and to continue to work for its best interests in the future.

      NOW THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter contained, the Company and the Optionee hereby agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee the irrevocable, non-qualified option (the "Option") to purchase, on the terms and conditions herein set forth, up to 20,000 of the Company's fully paid and nonassessable shares of Common Stock, par value $.01 per share, at an option price determined as set forth in Section 2 of this Agreement.

2. Option Price. The option price for any shares of Common Stock of the Company to be purchased pursuant to the Option by valid exercise from time to time during the term thereof by the Optionee shall be $.80 per share.
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3. Period of Option. The Option is exercisable at any time during a period commencing February 1, 1996, and ending January 30, 2001. The Option may be exercised from time to time during the option period as to the total number of shares thereby or any lesser amount thereof. The Option is nonexercisable after January 30, 2001.

4. Adjustments. If each of the outstanding shares of Common Stock of the Company (other than shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of agreement, consolidation, recapitalization, reclassification, split-up, combination of the shares or otherwise), then there shall be substituted for each share covered by the Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company (other than shares held by dissenting stockholders) shall be so changed or for which each such share shall be changed. If there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or any stock or securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board of Directors of the Company shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind or option price of the shares covered by the Option, or an adjustment in the number or kind of other shares subject, or which may be subject, to the Option, such adjustment shall be made in accordance with such determination. Fractional shares resulting from any adjustment in the Option pursuant to this Section 4 may be settled in cash or otherwise as the Board of Directors of the Company shall determine. Notice of any adjustment shall be given by the Company to the Optionee and such adjustment (whether or not such notice is given or received) shall be effective and binding for all purposes of the Option.


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5. Reservation of Shares. The Company covenants and agrees that it has reserved and shall at all times, so long as the Option is outstanding, reserve and keep available out of its authorized but unissued Common Stock, par value $.01 per share, solely for the purpose of issuing Common Stock upon the exercise of the Option, the full number of shares of Common Stock deliverable upon the exercise of the Option.

6. Stockholder's Rights. The Optionee shall not, based on his being Optionee hereunder, be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other security of the Company which may at any time be issuable on the exercise of the Option for any purpose, nor shall anything contained herein be construed to confer upon the Optionee, as such, any of the rights of a stockholder of the Company or any right to vote for the election of Directors on any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Option shall have been exercised and the Common Stock purchasable upon the exercise hereof shall have become deliverable as provided herein.

7. Termination of Relationship with the Company. Upon the termination of the Optionee's relationship by the Company, his rights to exercise the Option shall be only as follows:
      a. If the Optionee's relationship with the Company is terminated for any reason other than death, including but not limited to disability, he (or his estate in the event of his death after such termination) may, within 90 days following such termination, exercise the Option with respect to all or any part of the shares subject thereto, unless the Option earlier expires.


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      b.    If the Optionee's relationship with the Company is terminated by death, or if the Optionee should die within 90 days after his relationship with the Company is otherwise terminated, his estate shall have the right for a period of one year following the date of such death to exercise the Option with respect to all or any part of the shares subject thereof, unless the Option earlier expires. An Optionee's "estate" shall mean his legal representatives upon his death or any person who acquires the right to exercise the Option by reason of the Optionee's death.

8. Transferability. The Option is not transferable by the Optionee otherwise than by will or the laws of descent or distribution, and is exercisable during the Optionee's lifetime only by the Optionee.

9. Method of Exercise of Option. The Option may be exercised in whole or in part by the Optionee's giving written notice, specifying the number of shares which the Optionee elects to purchase and the date on which such purchase is to be made, to the Company by mail, postage prepaid, or delivering such notice addressed to the Company, at its principal office in Los Angeles, California, attention of the President, at least ten and not more than thirty days prior to the date specified in such notice as the date on which such purchase is to be made. Such notice shall contain, if required by the Company, on issuing the shares to the Optionee, will comply with the applicable securities laws, a written representation by the Optionee that (i) he is acquiring the shares to be so purchased for investment and not with a view to distribution to the public and (ii) he will not dispose of the shares so purchased except in compliance with the Securities Act of 1933, as amended, and the rules and regulations (such as Rule 144) promulgated thereunder applicable at the time to such disposition.


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The Company may require further assurances that the acquisition of the shares will not involve any violations of law.

      If such exercise shall be in accordance with the provisions of the Option, the Company shall, on the date specified in the notice and against receipt from the Optionee of the option price, deliver, at its principal office in Los Angeles, California, a certificate or certificates for the shares of Common Stock so purchased and shall pay all stamp taxes payable in connection therewith. For purposes of this Section 9, a person to whom the Option is transferred by will or the laws of descent and distribution, as contemplated by
Section 8 shall be deemed the Optionee.

      Each stock certificate for shares issued on exercise of the Option shall bear the following (or similar) legend:

            "The Shares represented by this Certificate have not been registered under the Securities Act of 1933. The Shares may not be sold or offered for sale in the absence of an effective Registration Statement for the Shares under the Securities Act of 1933 or an opinion of counsel of the Company that such registration is not required."

10. Binding Agreement. This Option Agreement shall be binding upon and shall insure to the benefit of any successor or assign of the Company and the Optionee's legal representative.

11. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the Option and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.


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      IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above written.

                                    UNITED RESTAURANTS, INC.

                                    By:  /s/ Harry Shuster
                                         Harry Shuster, Chairman
                                         of the Board, President and
                                         Chief Executive Officer

AGREED to and ACCEPTED as of

September 16, 1996


/s/ Joe Pantoliano
Joe Pantoliano


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